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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 27, 2000



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



      NEW JERSEY                    0-19777                        22-3103129
   ---------------               ------------                    --------------
   (State or other                                               (IRS Employer
   jurisdiction of               (Commission                     Identification
   incorporation)                File Number)                        Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

     The Registrant, DUSA Pharmaceuticals, Inc., ("DUSA") reports that the U.S. Food and Drug Administration ("FDA") has granted approval of the commercial version of DUSA's light device, the BLU-U(TM) brand Blue Light Photodynamic Therapy Illuminator. The BLU-U(TM) is used exclusively in the LEVULAN(R) photodynamic therapy ("PDT") system for the treatment of non-hyperkeratotic actinic keratoses ("AKs") of the face or scalp. The LEVULAN(R) PDT System includes the BLU-U(TM) and the KERASTICK(R), the drug delivery component of the system. The active ingredient in the LEVULAN(R) PDT System is aminolevulinic acid ("ALA"). The KERASTICK(R) utilizes a special applicator tip to ensure a proper dosage of ALA to each skin lesion. Following the application of ALA by LEVULAN(R) KERASTICK(R), the area is exposed to the BLU-U(TM) Illuminator. Berlex Laboratories, Inc., the U.S. affiliate of Schering AG, wiLL distribute the LEVULAN(R)PDT System.

     Except for historical information, this report and the exhibit contain certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the timing of distribution and the availability of the products, the belief that actinic keratoses should be treated, the belief that the LEVULAN(R) PDT system is a major innovation, and expectations relating to side effects during and following treatment. Such risks and uncertainties include, but are not limited to, the degree of market penetration, reliance on third parties to manufacture the LEVULAN(R) KERASTICK(R) and BLU-U(TM) and other risks identified in DUSA's SEC filings from time to time.


ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

      (c) Exhibits.

      [99] Press Release dated September 27, 2000.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DUSA PHARMACEUTICALS, INC.



Dated: September 27, 2000               By: /s/ D. Geoffrey Shulman
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                                                D. Geoffrey Shulman, MD, FRCPC
                                                President, Chief Executive
                                                Officer, and Chief Financial
                                                Officer